July 2010 July 2010 July 2010 Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Information Much of the information contained in this presentation is forward-looking information based upon management's current expectations and projections that involve risks and uncertainties. Forward-looking information includes, among other things, information concerning earnings per share, earnings per share growth, dividend payouts and dividend payout ratios, construction costs and capital expenditures, customer and economic growth, electric sales, rate base and the capital structure. Readers are cautioned not to place undue reliance on this forward-looking information. Forward-looking information is not a guarantee of future performance and actual results may differ materially from those set forth in the forward-looking information. In addition to the assumptions and other factors referred to in connection with the forward- looking information, including, without limitation, final resolution of the Michigan retail rate case; rate recovery of any costs above the PSCW approved amount for the Oak Creek expansion; PSCW approval of utility construction projects; and continued growth in earnings from ATC, factors that could cause Wisconsin Energy's actual results to differ materially from those contemplated in any forward-looking information or otherwise affect our future results of operations and financial condition include, among others, the following: general economic conditions; business, competitive and regulatory conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; timing, resolution and impact of pending and future rate cases and other regulatory decisions; availability of the company's generating facilities; changes in purchased power costs; changes in coal or natural gas prices and supply and transportation availability; the ability to recover fuel and purchased power costs; varying weather conditions; construction risks; obtaining necessary investment capital to implement the company's Power the Future program; adverse interpretation or enforcement of permit conditions by permitting agencies; equity and bond market fluctuations; the investment performance of the company's pension and other post-retirement benefit plans; the impact of recent and future federal, state and local legislative and regulatory changes; foreign, governmental, economic, political and currency risks; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in Wisconsin Energy's Form 10-K for the year ended December 31, 2009 and in subsequent reports filed with the Securities and Exchange Commission. Wisconsin Energy expressly disclaims any obligation to publicly update or revise any forward- looking information.

Key Areas to be Covered Overview of the Company Forecast of Electric Sales Rate Case Activity Renewables Strategy Update on Oak Creek Construction Earnings Outlook

Largest electric and gas company in Wisconsin 1.1 million electric customers 1.0 million natural gas customers Overview of Wisconsin Energy Retail Electric and Gas Utilities

Overview of Wisconsin Energy Power the Future Plan Power the Future We Power builds, finances, and owns four new generating units Two natural gas units - now complete Two coal units - one complete and another nearing completion Leased to and operated by Wisconsin Electric under 25 and 30 year leases

Overview of Wisconsin Energy Power the Future Plan Natural Gas Coal Capacity 1,090 MW 1 1,030 MW 1 Investment $664 million $2.0 billion ROE 12.7% 12.7% Equity 53% 55% Initial Lease Term 25 Years 30 Years Actual & Targeted In-service Dates Unit 1 - July 16, 2005 Unit 2 - May 23, 2008 Unit 1 - February 2, 2010 Unit 2 - Fall 2010 Consolidated Net Income 2011 Estimate $38 million 2 $ 119 million 2 1All capacity and investment amounts reflect WEC ownership only. Demonstrated capacity for the natural gas units is 1,150MW - value shown in table is amount guaranteed in lease agreement. 2Includes allocation of holding company debt.

Overview of Wisconsin Energy Wholesale Electric Transmission Wisconsin Energy owns 26.2% of American Transmission Company (ATC) In 2009, ATC contributed $35 million to our net income Represented 9.3% of consolidated earnings ATC's projected capital investment over the next ten years is $2.5 billion ATC rate base at year end 2009 was approximately $2.5 billion Regulated by the FERC for purposes of rates and returns 12.2% return on equity with true-up mechanism Transmission siting comes under state jurisdiction

Forecast of Electric Sales for 2010 Annual First Quarter First Quarter 2010 Forecast vs. 2009 Normalized 2010 Normalized vs. 2009 Normalized 2010 Forecast vs. 2009 Normalized Residential - 0.2% 0.3% -1.0% Small C&I - 3.0% -1.7% -3.2% Large C&I (ex. Mines) 1.7% 0.5% 2.6% Total Large C&I 1.6% 7.8% 6.0% Total Retail - 0.4% 2.2% 0.7%

Rate Case Activity Wisconsin Jurisdiction Order was received for 2010 retail rate case on December 18, 2009 Allowed returns and equity ratios ROE Equity Wisconsin Electric 10.4% 48.5% to 53.5% Wisconsin Gas 10.5% 45.0% to 50.0% Combined rate base for utilities is projected to be $5.8 billion in 2010

Rate Case Activity Wisconsin Jurisdiction Electric fuel case was filed on February 19 An increase in natural gas prices as compared to the forecast was a key driver for the increase The PSCW granted interim relief effective March 25 A final review is expected later this year Any over-recovery of actual costs for 2010 is subject to refund Total Wisconsin jurisdictional increase of $60.5 million Impact on customers is expected to be $48.1 million or 1.8% this year Fuel under-recovery is now expected to be approximately $25 to $30 million this year Higher summer loads have been a driver for this additional increase in fuel and purchased power costs Earnings guidance remains at $3.65 to $3.75 for the year

Rate Case Activity Michigan Jurisdiction A $12 million increase was self implemented in February Final order in the rate case was received on July 1 Allows for an additional increase of $11.5 million Brings the total annual increase to $23.5 million The commission accepted the lease payments associated with Oak Creek Unit 1 Lease payments for Oak Creek Unit 2 are expected to be included in the next rate case following commercial in-service of the unit

Renewable Energy Opportunity Renewable Portfolio Standard in Wisconsin 2001-03 Baseline 2010 2015 0.0227 0.0427 0.0827 Total Renewable Energy Requirement 2010 - 1.4 TWh 2015 - 2.5 TWh Required Percentage for Wisconsin Electric Retail Sales *Requirements at a Wisconsin state level are 5% and 10% in 2010 and 2015 respectively * *

Renewable Energy Opportunity Wind Projects Blue Sky Green Field Completed May 2008 145 MW $295 million investment Glacier Hills Construction began May 2010 160 MW $367 million investment Wisconsin Electric has executed 75 MW of short term Power Purchase Agreements

Renewable Energy Opportunity Biomass and Solar Projects Biomass Filed application for a 50MW project with PSCW on March 15 Estimated investment of $255 million with a target in-service date of 2013 Decision expected by year end 12.5 MW of solar Expected investment of $85 to $90 million Targeting 2013 in-service date for initial projects We expect to need additional renewable capacity to meet the 2015 requirement If all of this came from wind projects, it would require almost 500MW All of these projects are subject to PSCW review and approval

Update on Oak Creek Expansion Oak Creek Unit 1 now in service Oak Creek Unit 2 nearing completion Major construction work is complete Commissioning and testing are underway Unit 2 has achieved first fire on gas First fire on coal and synchronization with the grid are expected this month Guaranteed in-service date is November 28 Bechtel had sought $517 million plus schedule relief All claims in arbitration with Bechtel have been settled Settlement includes $72 million payment to Bechtel We are responsible for 85% of the payment

Projected Earnings Base in 2011 Electric and Gas Utilities $2.61 Power the Future - Includes allocation of approximately $375 million of 6.25% rate holding company debt $1.33 Wholesale Electric Transmission - 26.2% Investment in ATC $0.33 Unallocated holding company debt ($0.27) $4.00

Projected Capital Expenditures 2007 2008 2009 2010E 2011E 2012E Utility 539 606 550 805 1000 804 We Power/Other 671 530 268 146 18 31 1210 1136 818 951 1018 835

Retail Electric and Gas Utilities Expected Earnings and Investment Key Assumptions Retail rate base of $5.3 billion in 2009 Expected to grow to $5.8 billion in 2010 and $6.7 billion in 2011 Utilities are projected to contribute at least $2.61 per share to EPS in 2011 Glacier Hills project assumed to cost $367 million - exclusive of AFUDC and reimbursable transmission-and be brought into service in 2011 Projected renewable spending in 2011 and 2012 includes $35 and $145 million, respectively for projects that are to be identified Glacier Hills and South Oak Creek AQCS are receiving 100% AFUDC treatment in 2010-2011 2010E 2011E 2012E Base 406 436 445 Renewable 97 393 290 Environmental 302 171 69 Breakdown of Utility Capital Expenditures $805 $1,000 $804 *Total depreciation expense expected to be $250, $260 and $300 million in 2010, 2011, and 2012 respectively for utilities on a combined basis *

Power the Future Expected Earnings 2009 2010 2011 Port Washington #1 & #2 32 32 32 Oak Creek #1 10 62 70 Oak Creek #2 10 31 Key Assumptions Oak Creek Unit 2 in service end of August 2010 - one month change results in +/- 2 cents per share in 2010 Cost estimate of $2 billion for WEC's ownership of the coal units Free cash flow of $209 million in 2011 - after capex and debt repayment at We Power level Earnings contribution expected to grow somewhat over time as debt repayment occurs Earnings per Share Contribution Consolidated Basis $1.04 $1.33 $0.42 *Includes allocation of holding company interest. Capitalized interest benefit not included.

Wholesale Electric Transmission Expected Earnings 2010E 2011E ATC 220 273 WEC portion (26.2%) 58 72 Key Assumptions ATC expected to average $250 million annual capital expenditures over the next ten years Implies average $30 million effective annual rate base growth for WEC Expect a $0.33 contribution to EPS in 2011 Excludes potential transmission projects for renewables or other regional overlay Projected Capital Expenditures (Millions of Dollars)

Financing and Dividend Policy Capital Structure Goals Reach and maintain 55% debt to capital by the end of 2013 Assumes half of hybrid securities are treated as common equity Current Dividend Policy Target a dividend payout ratio of 40-45 percent of earnings this year as well as 2011 Target 45-50 percent of earnings starting in 2012 Do not expect to issue any additional shares

2009 2010 2011 1.35 1.6 1.8 $1.60 to $1.80 Projected Growth in Earnings and Dividends 2009 2010 2011 3.2 3.65 4 Earnings per Share Dividends per Share $3.65 to $3.75

Solid utility franchises with strong projected growth in rate base Power the Future program almost complete - highly visible earnings and strong cash flow Investment in American Transmission Company provides an additional regulated growth opportunity Positioned to deliver among the best risk-adjusted returns in the industry Key Takeaways on Wisconsin Energy